Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission

Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

Exhibit 10.1

DATA CENTER AND GENERAL SERVICES AGREEMENT

Agreement Scope. This Agreement, made as of the 1st day of November, 2009 (the “Effective Date”), between FLORIDA TECHNOLOGY MANAGED SERVICES, INC, with principal office at 3728 Philips Highway, Suite 46, Jacksonville, Florida 32207 (“FTMS”), and MANAGEMENT DYNAMICS, INC., with an office located at One Meadowlands Plaza, East Rutherford, NJ 07073, “MDI”, and documents the terms and conditions under which MDI agrees to purchase and FTMS agrees to provide the data center services detailed herein.

1. Definitions. As used in this Agreement, each of the terms below shall have the following meaning:

“Access List” means a list of mutually agreed upon MDI Personnel submitted in writing by MDI Vice President Information Systems, Chief Information Officer, or Manager, Network and Systems Infrastructure, that, pursuant to the terms of this Agreement, can be accompanied by Badged Personnel to access the MDI Area.

“Affiliate” means, with respect to a Party, any entity at a time controlling, controlled by or under common control with such Party. The term control as used in this Agreement shall mean the legal, beneficial or equitable ownership, directly or indirectly, of more than 50 percent of the aggregate of all voting equity interest in such entity, or ability to substantially direct or influence the management or affairs of an entity by virtue of contract, credit facility, covenant or other similar arrangement or security.

“Agreement” means, this Agreement.

“Authorized MDI Personnel” means a list of MDI Personnel submitted by MDI Vice President Information Systems, or Chief Information Officer, that have the authority to submit a completed Service Request Form (attached as Addendum A), and also submit a written Emergency Service Request.

“Badged Personnel” means an FTMS or AITC/CSX individual who is approved to support the FTMS area.

“Build Out Date” means the date FTMS completes the build-out infrastructure for MDI.

“Confidential Information” means terms and conditions of this Agreement, terms and conditions of hardware and Software agreements that FTMS or MDI enters to provide or enjoy the Services under this Agreement, and information that is proprietary or held in confidence by FTMS or MDI, including, but not limited to all information, processes, process parameters, methods, practices, techniques, technical plans, algorithms, passwords, computer programs and related documentation, data from customers or vendors, customer lists, employee identities, candidate identities, consultant identities, marketing plans, pricing formulas, financial information and all other compilations of information which relate to either Party’s business and which have not been released by the owner to the general public, whether generated by the owner, a consultant or customer of the owner. Confidential Information shall also include the Data Center address, location, and any pictures, specifications, schematics, drawings and depictions of the Data Center.

“Data Center” means FTMS’s area and the rest of the advanced information technology data center located at 6425 Southpoint Parkway, Jacksonville, Florida, 32216.

“Declared Disaster” means when CSX/AITC, in its sole discretion, determines to begin to initiate the current disaster recovery plan for the Data Center.

“Default Rate” means the greater of [***] or the Prime Rate plus [***] on an annual basis.

“Emergency Service Request” means a Service Request that is within the scope of the Services in Schedule A and is submitted less than three (3) business days prior to the implementation of the Services or additional services requested. The fees for Emergency Service Requests are detailed in this Agreement.

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Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

“Equipment” means servers, hardware, communications equipment, cables, manuals, materials and storage media.

“Facility Charge” means rate per Rack Equivalent FTMS charges MDI which includes management of Rack Equivalents with standard Rack(s) provided by MDI.

“FTMS Indemnities” means FTMS, its Affiliates and their respective directors and officers, shareholders and members, employees and agents, partners and joint ventures.

“FTMS Personnel” means FTMS employees, contractors and agents.

“FTMS Project Executive” means a senior member of FTMS’s management responsible for the day-to-day management of this Agreement.

“High Availability Internet” means multiple Internet carriers (one primary and one backup path) with redundant switches and routers with setup provided by FTMS and monthly Managed Services provided by FTMS.

“Internet Charge” means the rate per One (1) Mbps of High Availability Internet FTMS charges MDI.

“Intellectual Property Rights” means worldwide proprietary rights in ideas and their expression arising under patent, trade secret, copyright, trademark, or any other statutory provision or common law principle, and all extensions and renewals thereof.

“JEA Rate” means a documented rate for power provided by the Jacksonville Electrical Authority (JEA) to CSX on JEA letterhead.

“Losses” means, all losses, liabilities, damages and claims, and all related costs and expenses (including any and all reasonable attorneys’ fees and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

“LTS” means less than a full suite, which, by way of example, but not limitation, includes a third-party that requires one or more racks for its computers, but not a dedicated space within the Data Center.

“Maximum Power Circuit Utilization” means a Power Circuit utilization of less than [***] of rated capacity.

“MDI” means MDI, its Affiliates and their respective directors and officers, shareholders and members, employees and agents, partners and joint ventures.

“MDI Area” means the space where the MDI equipment is placed inside the FTMS area.

“MDI Personnel” means MDI employees, contractors and agents.

“Monthly Service Charge” or “MSC” has the meaning set forth in this Agreement.

“Move in Date” means the date after the Build Out Date and when FTMS provides written authorization for MDI to move Equipment into the Data Center.

“Normal Business Hours” means 8:00am to 5:00pm Monday through Friday in the United States Eastern time zone.

“New Services” means, those functions or services different from and in addition to the Services originally contemplated by this Agreement that are listed in Schedule A, Section IA (for example, those Services listed on Schedule C).

“Party” and “Parties” refer to one or both signatories to this Agreement and their successors or assigns as might be permitted under the terms of this Agreement.

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amended. Confidential Portions are marked: [***]

“Power Charge” means rate per power circuit, based on the JEA Rate, FTMS charges MDI outlined in the Fee Schedule.

“Power Circuit” means either a Primary or redundant (B-Side) electrical wiring for distribution of power to the rack.

“Prime Rate” means the per annum rate of interest established from time to time by Bank of America, or any successor, as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

“Rack” means a frame or enclosure used to house Equipment, as defined in the Agreement.

“Rack Equivalent” means the approximate area covered by one (1) Rack which, for purposes of this Agreement, shall be equal to sixteen (16) square feet.

“Remote Site” means those locations outside of the Data Center.

“Service Interruption” means a period of time where FTMS fails to provide a technical component listed in Schedule A, Section 1A (e.g., UPS Power, a hardened facility, or HVAC) that directly effects functioning of the MDI Equipment in the MDI Area (for example: a failure in the HVAC system for 1/2 an hour would not be determined a Service Interruption, unless MDI Equipment is adversely affected).

“Service Request” means a request for Services or additional services utilizing the form attached as Addendum A.

“Services” means, those services and functions which FTMS agrees to provide to MDI pursuant to this Agreement which are more fully detailed in Schedule A or such other services or functions that are added to this Agreement as a result of the Parties executing a mutually agreed upon Service Request.

“Software” means, both applications software and systems software.

“Support Charge” means charges for services outlined in the Fee Schedule and Schedule A provided during and outside Normal Business Hours.

“Tape Rotation Charge” means Tape Swap/Rotation and Magnetic Tape Storage services outlined in Schedule D.

“Termination Charge” means an amount equal to the MSC in the month prior to the month in which notice is provided to FTMS pursuant to Section 11(b)(ii) multiplied by three (3) (i.e. MSCX3) and paid to FTMS.

2. Contract Term. The term of the Agreement will begin of 12:01 a.m. on the November 1, 2009 and will end as of 12:00 a.m. on October 31, 2012, unless terminated earlier in accordance with the Agreement (the “Term”). This Agreement shall renew for additional one (1) year terms, provided that both parties agree in writing to the renewal, prior to the expiration of the Term.

3. FTMS Responsibilities

(a) Services. FTMS shall provide Services as set forth in Schedule A. MDI marketing information shall not disclose the Data Center address, location, or any other Confidential Information, without FTMS’s written approval, which may be withheld in FTMS’s sole discretion.

(b) FTMS Personnel.

(i) FTMS will appoint a FTMS Project Executive to whom all contract communications will be addressed.

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amended. Confidential Portions are marked: [***]

(ii) FTMS will appoint a FTMS Account Manager to whom all MDI day-to-day support communications will be addressed.

(iii) FTMS shall have the right to engage contractors or subcontractors to perform Services under this Agreement, it being understood and agreed that all references in the Agreement relating to FTMS’s Personnel shall apply with full force and effect to such contractors and subcontractors.

(iv) FTMS Personnel shall in no case access the MDI Software, Equipment or systems, or data resident thereon, unless the Parties enter into written agreement(s) for further Services or New Services and such agreement(s) expressly provides for such access in favor of FTMS Personnel. MDI is solely responsible for securing such Software, Equipment and systems. Emergency access to these racks shall be controlled and documented pursuant to FTMS’s current policies and procedures.

(v) FTMS will meet or exceed the Service Quality Measurements described in Schedule C of this Agreement and adhere to the Support Call Procedures in Schedule C of this Agreement.

(c) Contract Administration.

(i) Within sixty (60) days after the Effective Date, the Parties will mutually determine an appropriate set of periodic meetings to be held between representatives of MDI and FTMS. At a minimum, the Parties will hold a: quarterly management meeting to review relevant contract and performance issues; and

(ii) All meetings will have a published agenda issued by the Party requesting the meeting sufficiently in advance to allow meeting participants a reasonable opportunity to prepare for the meeting.

(d) Facilities.

Subject to a Declared Disaster, FTMS shall provide a commercially reasonable physical facility and commercially reasonable facility maintenance services necessary to support this Agreement, to include those Services specified in Schedule A, but in no case less than that which it provides for itself and its Affiliates. FTMS may, in its sole discretion, announce to MDI pursuant to Section 16(i) of its intention to permanently move the performance of the Services or the Data Center to a facility outside the Jacksonville, Florida metropolitan area, and MDI shall have the right within One Hundred and Twenty (120) days of such announcement to terminate this Agreement without cause, and this Agreement shall be deemed to be terminated by FTMS for convenience pursuant to Section 11(a)(i): notwithstanding the time restrictions in Section 12 (a)(i).

(i) Subject to the limitations detailed below, MDI Personnel shall have access to the Data Center; such access shall include, but not be limited to, the right to move Equipment within the Data Center and the right to move Equipment in and out of the Data Center. MDI Personnel must comply with all of the Data Center policies & procedures. In addition, the access and use of the Data Center under the terms of this Agreement is subject to the following conditions:

(1) FTMS may refuse access to or remove any persons from the Data Center if FTMS determines, in its sole discretion, that there exists a risk to the safety and welfare of any personnel or if any computer operations or information security are at risk;

(2) MDI Personnel shall not have access under the Data Center raised floor, or to other areas of the Data Center, except for the MDI Area, restrooms and break rooms;

(3) MDI shall be permitted to schedule tours in the FTMS area as long as MDI sends a notice, at least two (2) business days prior to the scheduled tour, via email to the FTMS Project Executive, and unless the request is denied, which request will not be unreasonably denied, then the tour may commence. The tour shall be limited to the common areas of the Data Center and the MDI Area.

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(4) MDI shall not schedule any complete tours of the FTMS area, meetings or other public gatherings in the Data Center without the written consent of FTMS;

(5) A FTMS property pass will be required for all hardware, including, but not limited to MDI Equipment entering or leaving the Data Center, and all packages are subject to inspection by FTMS security personnel;

(6) Any persons granted temporary access to the Data Center or the FTMS Area must be escorted by a Badged Personnel at all times and MDI will be billed for time outside of FTMS’ normal business hours at the Operator Support rate in this Agreement;

(7) MDI Personnel granted access to the Data Center must be escorted by Badged Personnel at all times;

(8) While on the Data Center premises, all MDI Personnel granted temporary access to the Data Center are subject to FTMS’s policy on drugs, alcohol, and firearms, and shall follow the instructions and directions of security, fire wardens, and other life/safety personnel;

(9) MDI shall not use any Equipment that interferes with any wireless infrastructure or systems within the Data Center,

(10) MDI shall not install, implement, or otherwise run any wiring or cabling above the raised floor, or overhead the MDI Area, excluding rack to rack/device to device connections and cabling/wiring contained within the adjacent racks or devices within the MDI Area;

(11) Exclusive of staging requirements, MDI cannot use the MDI Area for open storage of any items; MDI may house required expendables and repair materials in their own racks; paper materials may not be stored in the MDI Area;

(12) MDI will not deliver or schedule for delivery, any Equipment prior to the Move in Date, unless expressly authorized in writing by FTMS;

(13) MDI shall comply with all Data Center standards with respect to connectivity, general housekeeping, and maintaining a neat, professional, and orderly appearance of all spaces within the MDI Area and also within the Data Center (including, but not limited to, unpacking MDI Equipment prior to installation in the MDI Area so that there is no packing material in the MDI area);

(14) FTMS approved contractors shall complete all movement of any Equipment residing in the Data Center. After completion of the movement by FTMS approved contractors of any Equipment into the MDI Area is free to relocate, move, or adjust said Equipment within the FTMS Area, but not outside the MDI Area;

(15) FTMS may refuse access to the Data Center due to increased Data Center security in response to a Governmental warning affecting local or national security (by way of example, but not limitation, the Center was “locked” down the Data Center in the days following the terrorist attacks on the World Trade Center on 9/11/01, thereby only allowing access to the Data Center to essential personnel);

(16) MDI shall comply with the Advanced Information Technology Center Policies and Procedures for the Data Center as published from time to time.

(17) All MDI external network connections and any wiring or cabling from the MDI Area shall be performed by FTMS or a FTMS approved vendor.

(ii) Both Parties shall ensure that their employees, agents, contractors, and other representatives shall treat the other Party’s employees, agents, contractors, and other representatives with dignity and respect.

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Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

4. MDI Service Responsibilities

(a) Services. MDI shall submit Service Requests in a timely manner. Emergency Service Requests shall be submitted on an exception basis and may be subject to higher fees, as detailed in this Agreement.

(b) Service Request Forms. All Service Request Forms, including Emergency Service Requests, shall be completed by Authorized MDI Personnel and submitted to the FTMS Project Executive.

5. Charges and Expenses. This Agreement sets forth the basis for charges for Services under this Agreement.

6. Service Transfer Assistance

(a) The Parties agree that upon the expiration or earlier termination of this Agreement, MDI has the right to designate a third party to transfer the Services performed by FTMS to another data center, and FTMS shall use commercially reasonable efforts to cooperate with MDI and its third party designee to provide the Termination Assistance, as set forth in this Agreement.

(b) The Parties agree that any information or physical access granted by FTMS to MDI designee pursuant to this Section shall he subject to such constraints as are reasonably needed to protect the operational integrity, confidentiality, or security of the Data Center, FTMS and its customers. FTMS agrees such constraints shall be reasonably administered within the standards of sound data processing practices. Sections (a) and (b) shall be collectively defined as “Service Transfer Assistance.”

(c) Any obligations by FTMS to perform Services under this Agreement, including under this Article 6, shall be terminated upon completion of transfer of Services except as otherwise mutually agreed in writing; provided, however, that under no circumstances shall FTMS be required to provide such Service Transfer Assistance for more than thirty (30) days after the expiration or earlier termination of this Agreement. MDI shall be responsible for the payment of the Monthly Service Charge and any other applicable fees and charges due as a result of FTMS’s performance of Service Transfer Assistance. Any services that are not included in Services are subject to additional fees at FTMS’s then current rates for time and materials.

7. Invoicing and Payment

(a) MSC and Direct Cost Items Invoicing. MDI shall pay FTMS in advance, without notice, on the first (1st) day of each month for the amount due for MSC (absent a written change by the Parties) beginning at the signing of the agreement. FTMS will then invoice MDI thirty (30) days prior to the first (1st) day of each month during the Agreement for the amount due for MSC (absent a written change by the Parties). In addition, if the first month when Rack(s) or power circuits are installed or removed in the FTMS area by MDI and are accepted by FTMS and services are provided is a partial month, the billing will be prorated and billed with the MSC at the first of the next month. FTMS will invoice MDI monthly in arrears for all Direct Cost Charges and One-time Charges actually incurred by FTMS in the previous month, as specified in this Agreement, which undisputed amounts will be due and payable within thirty (30) days after MDI’ receipt of the invoice.

(b) Other Charges. Any other undisputed amount due under this Agreement for which a time for payment is not mutually agreed, will be due and payable within thirty (30) days after MDI’ receipt of the invoice.

(c) Late Fees. Any undisputed amounts payable under this Agreement which are not paid by MDI when such amounts are due shall be subject to interest from the date due until actually paid at a rate equal to the Default Rate (“Late Fees”). In the event a disputed amount is determined to be a legitimate charge, pursuant to Section 15, then the applicable Late Fees, from the date the amount was originally due (i.e. as if MDI had not disputed the charge, but had failed to pay the amount due), shall also be immediately due.

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8. Taxes.

(a) MDI shall be liable for and shall pay or reimburse FTMS for payment of all applicable federal, state and local sales, use, excise, utility, ad Val Orem, and gross receipts taxes and other similar tax-like charges assessed by such governmental agencies or other governmental taxes assessed or levied on this Agreement or the payments made for (i) Services provided hereunder, or (ii) MDI Equipment, Software, the MDI Area, network lines or circuits (exclusive, however, of any tax in the nature of a net income tax, or franchise tax levied against FTMS). MDI and FTMS agree to cooperate with each other to permit accurate determination of each Party’s tax liability and to minimize such liability to the extent legally permissible. MDI and FTMS will also work together to segregate the fees relating to:

(i) taxable services;

(ii) nontaxable services; and

(iii) services whereby FTMS functions merely as a paying agent for MDI in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax;

(b) To the extent allowed by state law and upon the written request of FTMS, MDI shall provide FTMS all applicable tax exemption certificates.

(c) If FTMS receives notice from any taxing jurisdiction requiring it to pay a tax (including any penalties and interest) for which MDI is responsible hereunder, FTMS will promptly notify MDI thereof and MDI shall pay or reimburse FTMS the amounts due, provided however, that the failure to so notify MDI shall not reduce or relieve its indemnification or other obligations hereunder; provided further, however, MDI shall be entitled by way of a separate action against FTMS to seek recovery of damages actually suffered by MDI which were solely and directly caused by FTMS’s failure to promptly notify MDI thereof. FTMS shall not pay such tax claim prior to thirty (30) days after providing MDI with such notice unless:

(i) required by law to do so;

(ii) deferral of payment would cause material adverse tax consequences to FTMS; or

(iii) deferral of payment would result in the creation of any lien against FTMS or its property.

9. Audit Rights

FTMS shall keep full, accurate and complete books of account and other records in sufficient detail, in accordance with generally accepted accounting principles, so that MDI may determine the correctness of FTMS’s bill(s), and payments it makes in accordance with the bill(s). FTMS shall retain and not purge any financial data and computer files relating to the bill(s), payments and/or costs for the earlier of: (i) two (2) years from the date a bill was sent to MDI (ii) a payment was received from MDI; (iii) a cost was incurred by FTMS; or (iv) until such time MDI has determined the correctness of the bill(s), payment or costs. MDI’s payment of any bill(s) in accordance with the terms of this Agreement shall not preclude it from questioning the correctness of the bill(s) at a later time.

Within fifteen (15) days upon request, FTMS, at MDI’s cost and expense, shall provide a copy of any and all of FTMS’s records that relate directly to the Agreement. FTMS, in conjunction with MDI, shall reasonably determine which records are directly related to this Agreement. The records contemplated by this Agreement may include, but are not limited to, vendor invoices, disbursement documents, employee and subcontractors, if applicable, time and rate information, inventory records, shipping documents, expense reports and related support data.

In the event that MDI or FTMS discovers inconsistencies or mistakes in such bill(s) and/or any payments, they shall notify the other Party. Within thirty (30) days of receiving notification, FTMS shall rectify all inconsistencies and/or mistakes to MDI’s reasonable satisfaction and notify MDI in writing of such and, if appropriate, shall bill the

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excess or shall refund overcharges or, to the extent applicable, shall apply a credit to MDI on subsequent invoices for the full amount of the overcharges. In the event the Parties are unable to resolve any differences with respect to possible over or under billing, the Parties agree to submit the matter to binding arbitration in accordance with the terms of this Agreement.

10. Confidentiality/MDI Property

(a) Confidential Information. Both Parties shall take all reasonable measures to maintain the confidentiality of Confidential Information by their employees, agents, representatives and couriers, and their respective personnel. Except with the written authorization by the owner of Confidential Information (the “Disclosing Party”), the other Party (the “Receiving Party”) shall not use or disclose any Confidential Information to any third party other than in pursuit of the purposes set forth in this Agreement. The Receiving Party acknowledges that all right, title and interest in and to Confidential Information received from the Disclosing Party, including the right to produce, extract, or exhibit such Confidential Information to any third party, exists exclusively with the Disclosing Party.

(b) Exclusions. Notwithstanding the foregoing, this Section will not apply to any information that FTMS or MDI or their respective Affiliates can demonstrate was:

(i) At the time of disclosure to the Receiving Party, in the public domain;

(ii) After disclosure to the Receiving Party, published or otherwise became part of the public domain through no fault of the Receiving Party;

(iii) Lawfully in the possession of the Receiving Party at the time of disclosure to it without independent obligation of confidentiality;

(iv) Received by the Receiving Party from a third party who had a lawful right to disclose such information to it without independent obligation of confidentiality; or

(v) Independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party.

(c) Further, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent required by law or order of a court or governmental agency; provided, however, that the Receiving Party must give the Disclosing Party prompt notice (“Notice”) of any such requested disclosure as long as the Receiving Party is not prohibited to provide the Notice by law or order of a court or governmental agency. It is understood that the receipt of Confidential Information under this Agreement will not limit or restrict assignment or reassignment of employees of a Party within such corporate entity or its Affiliates.

(d) Prevention. The Parties expressly agree that the aggrieved Party shall be entitled to injunctive and other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of this Section of this Agreement, and that the disclosure of Confidential Information will cause irreparable harm to the Disclosing Party for which there is no adequate remedy at law. The foregoing shall not preclude the ability to seek damages or any other form of relief available for the harm actually caused by an actual unauthorized disclosure by the Receiving Party.

(e) Loss of Confidential Information. In the event of any disclosure or loss of Confidential Information by the Receiving Party, the Receiving Party will notify the Disclosing Party immediately.

(f) Ownership of MDI Property. All MDI Software, Equipment, cables, documents, information and materials in the Data Center shall at all times remain the sole and exclusive property of MDI (or its clients), with all exclusive title and rights thereto. Subject to the payment of the MSC (and any Termination Charges, as applicable), FTMS shall at no time or for any reason purport, or allow any third party, to assign, encumber, place any lien upon, perfect any security interest in, or exercise any property right over any MDI Software, Equipment, cables, documents, information or materials, or other MDI property, as against MDI.

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(g) Removal of Property. Subject to the payment of the MSC (and any Termination Charges, as applicable), MDI shall have the right to remove any or all of the MDI Equipment, cables, or other MDI property at any time in its sole discretion, subject only to doing so during normal operating hours and to the extent such removal does not unreasonably interfere with FTMS’s operation of the Data Center, but in no case may FTMS exercise dominion over any of MDI property or deny MDI the right to remove its property.

11. Termination

(a) Termination for Convenience.

(i) FTMS. Except during the initial term, FTMS may terminate this Agreement for convenience (i.e. without cause), upon at least One Hundred Eight (180) days prior written notice to MDI. In lieu of all other penalties, costs or charges, including, but not limited to, any Termination Charge, FTMS will:

(1) provide MDI with the Service Transfer Assistance detailed in Article 6;

(2) provide MDI with the Termination Assistance detailed in Section (c); and

(3) reimburse MDI for reasonable costs directly related to MDI having to locate and relocate to an alternate site, including moving costs, labor costs, Software and hardware costs, and any other non-refundable out-of-pocket installation or improvement fees; provided, however, that the maximum amount that FTMS may be required to pay MDI under this Section 11(a)(i)(3) is [***].

(ii) MDI may terminate this Agreement for convenience (i.e. without cause), upon at least One Hundred Eighty (180) days prior written notice to FTMS. No Termination Charge will assessed for Termination for Convenience within year one (1) of this agreement. Termination for Convenience within years two (2) and three (3) will be accompanied with the payment of the Termination Charge that is equal to the MSC in the month prior to the month in which notice is provided to FTMS multiplied by three (3) (i.e. MSCX3).

(iii) The retention of a third-party to operate the Data Center or the assignment of this Agreement to a FTMS Affiliate shall not be deemed a termination for convenience by FTMS, nor shall such retention or assignment constitute cause for MDI to terminate this Agreement pursuant to Section 11(b), below.

(b) Termination for Cause. Notwithstanding anything to the contrary contained in this Agreement, either Party may terminate this Agreement without penalty if the other Party fails to perform any of its material obligations as described in this Agreement thirty (30) days after written notice of such failure from the non-breaching Party.

(i) FTMS. In the event FTMS terminates this Agreement for cause pursuant to this Section 11(b)(i), FTMS shall not be obligated to provide to MDI any assistance (except as set forth in Article 6; provided, however, that if the cause for termination is non-payment by MDI, FTMS may require the prepayment of any costs or expenses to be incurred by FTMS should MDI request assistance from FTMS to vacate the MDI Area), including but not limited to the Termination Assistance detailed in Section (c), and MDI shall pay FTMS the lesser of the Termination Charge or the remaining months of the Term multiplied by the MSC for the month prior to the date of the notice. In the event that FTMS terminates this Agreement for cause for non-payment of the MSC by MDI, in addition to any other rights granted herein, FTMS shall have the right to place liens in the amount of the amounts owed on the MDI Equipment; and have the right, but not the obligation, to eject MDI (and its Equipment) from the Data Center within sixty (60) days of the initial due date of the MSC.

(ii) MDI: In the event MDI terminates this Agreement for cause pursuant to this Section, MDI shall have no further duty to pay any future MSCs or any Termination Charge, and FTMS will provide MDI with the Service Transfer Assistance detailed in Article 6 and the Termination Assistance detailed in Section (c) and reimburse MDI for reasonable costs directly related to MDI having to locate and relocate to an alternate site, including moving costs, labor costs, Software and hardware costs, and any other non-refundable out-of-pocket installation or improvement fees; provided, however, that the maximum amount that FTMS may be required to pay MDI under this Section 11(b) is [***].

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(c) Termination Assistance. Subject to (i) MDI terminating this Agreement for cause (i.e. the termination assistance detailed in this Section shall not be available to MDI if FTMS terminates this Agreement for cause pursuant to Section 11(b)(i)); and (ii) the prepayment by MDI of a reasonable estimate of the fees for Termination Assistance, as determined by FTMS in its reasonable discretion (FTMS shall refund any over-payments by MDI under this Section 11(c) within thirty (30) days of MDI vacating the Data Center), commencing upon the notice of termination (the “Termination Assistance Date”), FTMS shall provide to MDI, or, at MDI request (but only to the extent specified herein), to MDI designee, reasonable termination assistance as described below to facilitate the orderly transfer of the Services to MDI or MDI designee, as applicable (collectively “Termination Assistance”). Such Termination Assistance shall include, without limitation, the following:

(i) FTMS shall provide MDI or MDI designee access to training documentation and know-how used by FTMS in performing the Services;

(ii) Within thirty (30) days of the Termination Assistance Date, FTMS shall develop, with the assistance of MDI, a plan for the transition of the Services from FTMS to MDI or its designee, and FTMS shall direct its activities to minimize disruptions to the Services during the transition;

(iii) Within fifteen (15) days of the Termination Assistance Date, FTMS and MDI shall each assemble a transition team which, with respect to MDI, may include members of MDI designee. The FTMS transition team shall provide to the MDI transition team a description of FTMS’s Services and related documentation. This description and documentation shall be delivered no later than thirty (30) days after the Termination Assistance Date. After provision of such description and documentation, FTMS shall notify MDI of any items which could materially affect such description or documentation. The description and documentation shall consist of:

(1) A list of historical reports generated pursuant to this Agreement;

(2) A list of any Services “in progress;”

(3) A list of any subcontractors engaged in performing the Services as of the Termination Assistance Date;

(4) A list of any third party contracts relating to Services; and

(5) Any other information reasonably requested by MDI.

12. Liability

(a) Indemnity. The Parties agree that they each shall be and remain exclusively liable solely for their own respective individual Losses arising from the existence, breach, performance or termination of this Agreement and its subject matter, unless otherwise expressly stated pursuant to this Agreement, and that each Party hereby waives and releases any and all rights to recover against the other Party, or any Affiliates, directors or officers, shareholders or members, employees or agents, partners or joint venturers, or insurers or self insurers of the other Party, for any and all Losses whatsoever arising from the existence, breach, performance or termination of this Agreement and its subject matter, including, without limitation, any Losses arising from or caused by the other Party’s negligence, misconduct or wrongdoing; and in furtherance of this risk allocation, the Parties agree:

(i) FTMS shall indemnify, defend and hold harmless the MDI Indemnitees from and against any and all claims for Losses by FTMS’s and its Affiliates’ directors, officers, shareholders, employees and agents, partners and joint venturers, creditors and lenders, customers and clients, suppliers and vendors, insurers and self insurers, and any other persons with a beneficial interest in or through FTMS, arising out of or relating to this Agreement; and

(ii) MDI shall indemnify, defend and hold harmless the FTMS Indemnitees from and against any and all claims for Losses by MDI and its Affiliates’ directors, officers, shareholders, employees and agents, partners and joint venturers, creditors and lenders, customers and clients, suppliers and vendors, insurers and self insurers, and any other persons with a beneficial interest in or through MDI, arising out of or relating to this Agreement;

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(iii) Provided, however, the sole and exclusive exceptions to the foregoing waivers and indemnities are to the extent as follows:

(1) FTMS shall, subject to the provisions of Sections 12(b) and MDI adequately securing the MDI Equipment pursuant to Section 3(b)(iii), be and remain responsible to MDI to the extent of the following liabilities notwithstanding the releases, waivers and indemnities expressed above:

(a) Losses arising under the Agreement due to breach of warranty, breach of confidentiality, breach or infringement of MDI Intellectual Property Rights, or improper use of or access to MDI Software or systems by FTMS or FTMS Personnel, but in no case shall liability for such Losses, individually or collectively, exceed the limitations in Section 12(e);

(b) Losses arising from bodily harm and damage to tangible personal property sustained by the MDI Indemnitees at the Data Center due to acts or omissions, including, but not limited to, negligence or intentional misconduct, of FTMS, or FTMS Personnel, but in no case shall liability for such Losses, individually or collectively, exceed the limitations in Section 12(e);

(c) Service Interruptions pursuant to Section 12(b);

(d) The charges, costs and expenses for termination to the extent provided in Article 11, and Section D of the Service Charges section of this agreement; and

(e) Losses due to third party claims against MDI for copyright, patent, trade secret or other intellectual property infringement or violation arising from Software or Equipment used or licensed by FTMS in the performance of this Agreement or the Services or from Software or Equipment resident in the Data Center other than MDI Software and MDI Equipment.

(2) MDI shall, subject to the provisions of Section 12(b), be and remain responsible to FTMS to the extent of the following liabilities notwithstanding the releases, waivers and indemnities expressed above:

(a) Losses arising under the Agreement due to breach of warranty, breach of confidentiality, breach or infringement of FTMS Intellectual Property Rights, or improper use of or access to FTMS Software or systems, by MDI or MDI Personnel at the Data Center, but in no case shall liability for such Losses, individually or collectively, exceed the limitations in Section 12(e);

(b) Losses arising from bodily harm and damage to tangible personal property sustained by the FTMS Indemnitees at the Data Center due to acts or omissions, including, but not limited to, negligence or intentional misconduct of MDI or MDI Personnel, but in no case shall liability for such Losses, individually or collectively, exceed the limitations in Section 12(e);

(c) Charges as stated in Articles 4, 6, and 7, and the Service Charges section of this agreement, taxes as provided in Section 8, the Termination Charge, and the charges, costs and expenses for termination to the extent provided in Article 11 and Section D of the Service Charges section of this agreement; and

(d) Losses due to third party claims against FTMS for copyright, patent, trade secret or other intellectual property infringement or violation arising from MDI Software or Equipment, or from Software or Equipment specified in writing or provided by MDI for use by FTMS in providing the Services.

(iv) In furtherance of the foregoing releases, waivers and indemnities: FTMS (for its Affiliates and insurers or self-insurers) shall obtain for MDI a waiver of subrogation rights endorsement from all insurers or self insurers (to the extent such rights are not waived in the policies themselves) to claim against any MDI Indemnitees on account of the matters waived and released by FTMS herein. MDI (for its Affiliates and insurers or self-insurers)

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shall obtain for FTMS a waiver of subrogation rights endorsement from all insurers or self insurers (to the extent such rights are not waived in the policies themselves) to claim against any FTMS Indemnitees on account of any of the matters waived and released by MDI herein.

(v) Notwithstanding anything stated above or elsewhere in this Agreement, the foregoing releases, waivers and indemnities shall not limit or restrict either FTMS or MDI from the pursuit or entry of injunctive relief in favor of either FTMS or MDI to prevent or remedy the disclosure, misappropriation, misuse or infringement of Confidential Information, trade secrets, copyrights, patents, or other Intellectual Property Rights, or breach of restrictive covenants provided under this Agreement.

(b) Service Interruptions. In the case of a Service Interruption, MDI shall be entitled to receive from FTMS either a credit, or refund if a credit would not be practicable in the circumstance, equal to one (1) full day’s pro-rated MSC fee for each day (or portion of day, however, if there are more than one (1) Service Interruptions in a particular day, then MDI shall only receive one (1) full day’s prorated MSC fee credit) in which MDI experienced a Service Interruption. Notwithstanding the above, if the Service Interruption is caused by a third party (e.g. access to the Internet) with which FTMS has a service level agreement, then MDI shall be entitled to receive the remedies, if any, that FTMS would receive under the third party service level agreement.

(c) Network Interruptions. Notwithstanding the above, in the event that any cabling or wiring physically within the Data Center that directly effects the MDI Equipment and is owned by FTMS fails (i.e. the cable is defective, but this shall not include failure to deliver data, if such data fails to be transmitted onto such cabling or wiring) MDI shall be entitled to a credit toward its MSC on a one-to-one basis (e.g. if the cabling fails for one-hour, then MDI shall be entitled to a one-hour credit). However, during a Declared Disaster. MDI shall not be entitled to any credits, and the maximum credit MDI shall be entitled to in any one (1) calendar month shall be ten (10) days credit towards the MSC.

(d) Exclusions.

(i) EXCEPT AS OTHERWISE PROVIDED IN SECTION 12(a)(iii), NEITHER PARTY WILL BE RESPONSIBLE TO THE OTHER PARTY FOR:

(1) CORRUPTION, DAMAGE, LOSS OR MISTRANSMISSION OF DATA;

(2) THE SECURITY OF DATA DURING TRANSMISSION;

(3) INVALID INPUTS TO OR EXECUTIONS OF APPLICATIONS; OR

(4) CORRUPTION, DAMAGE OR DESTRUCTION OF EQUIPMENT, OR ANY SOFTWARE INSTALLED ON SUCH EQUIPMENT.

(ii) NEITHER PARTY NOR ITS SUBCONTRACTORS, SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY LOSS, DAMAGE, COSTS, PENALTY OR EXPENSE OF ANY KIND WHATSOEVER AND HOWSOEVER CAUSED, WHETHER ARISING UNDER CONTRACT, TORT, WARRANTY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE GROUNDS INCLUDING, WITHOUT LIMITATION, LOSS OF INTEREST, LOSS OF PRODUCTION, LOSS OF OR CORRUPTION TO DATA, LOSS OF PROFITS, OPPORTUNITIES, SALES OR CONTRACTS, LOSS OF OPERATION TIME AND LOSS OF GOODWILL OR ANTICIPATED SAVINGS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS.

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(e) Limitation of Liability.

(i) EITHER PARTY’S TOTAL CUMULATIVE LIABILITY FOR LOSSES (WHETHER IN CONTRACT, TORT OR OTHERWISE) UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO:

(1) THE AMOUNT ACTUALLY PAID BY MDI TO FTMS FOR SERVICES DURING THE TWELVE (12) MONTHS PRIOR TO THE EVENT WHICH IS THE SUBJECT OF THE CLAIM PLUS THE INSURANCE LIMITS DETAILED IN THIS AGREEMENT; OR

(2) IN THE CASE WHERE LESS THAN TWELVE (12) MONTHS OF THE TERM HAVE ELAPSED AT THE TIME OF AN EVENT WHICH IS THE SUBJECT OF A CLAIM, THE ACTUAL CHARGES PAID BY MDI TO FTMS PLUS THE INSURANCE LIMITS DETAILED IN THIS AGREEMENT.

(f) THE DUTIES OF FTMS OR MDI, RESPECTIVELY, IN THE CASE OF A TERMINATION FOR CONVENIENCE BY FTMS OR TERMINATION FOR CAUSE BY MDI SHALL NOT BE LIMITED BY THIS SECTION 12(E).

(g) IN NO EVENT WILL FTMS OR ITS SUBCONTRACTORS BE LIABLE FOR ANY DAMAGES IF AND TO THE EXTENT CAUSED BY MDI FAILURE TO PERFORM ITS RESPONSIBILITIES AS SET FORTH IN THIS AGREEMENT; NOR SHALL MDI BE LIABLE FOR ANY DAMAGES IF AND TO THE EXTENT CAUSED BY FTMS’S OR ITS SUBCONTRACTORS’ FAILURE TO PERFORM ITS RESPONSIBILITIES AS SET FORTH IN THIS AGREEMENT.

(h) EACH PARTY SHALL PROMPTLY NOTIFY THE OTHER PARTY OF ANY CORRUPTION, DAMAGE, LOSS OR MISTRANSMISSION OF DATA, OR ANY OTHER ERRORS OR FAILURES OF SERVICES.

(i) IF THE LIMITATION IN SECTION 12(e) IS EXCEEDED AS A RESULT OF LOSSES TO BE INDEMNIFIED UNDER SECTION 12(A)(III), THE OTHER PARTY SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FOR CAUSE; PROVIDED, HOWEVER, THAT MDI SHALL HAVE NO LIABILITY FOR ANY TERMINATION CHARGE AS DEFINED HEREIN.

13. Warranty

(a) FTMS Warranty. FTMS represents and warrants to MDI and its Affiliates that i) the Services provided hereunder shall be delivered in a professional manner and in keeping with the standards prevalent in the industry, but in no case less than the standard of similar service FTMS provides to itself and its Affiliates; ii) the Data Center shall be maintained free from any unreasonable hazards or defects; iii) FTMS will make available any safety equipment, training or materials provided to FTMS’s own employees and contractors; and iv) FTMS has all necessary authority and approvals to enter into the terms stated in this Agreement. The express obligations and warranties given by FTMS in this Agreement shall be in lieu of and to the exclusion (to the fullest extent permitted by law) of any other warranty, condition, promise, term or undertaking of any kind, express or implied, statutory or otherwise relating to anything supplied or Services provided under or in connection with this Agreement.

(b) MDI Indemnity for Software Rights. Where FTMS provides prompt notice to MDI of any actual or threatened actions against FTMS asserting copyright violation, patent infringement or trade secret misappropriation of software provided by, or specified by MDI for use by FTMS in the performance of Services under this Agreement, then MDI shall indemnify and hold FTMS harmless against such claim and shall defend FTMS in any legal action asserting such claims.

(c) Disclaimer

(i) FTMS DOES NOT WARRANT THE ACCURACY OF ANY ADVICE, REPORT, DATA OR OTHER PRODUCT DELIVERED TO MDI THAT IS PRODUCED WITH OR FROM DATA OR SOFTWARE PROVIDED BY MDI OR ANY OTHER THIRD-PARTY. SUCH PRODUCTS ARE DELIVERED “AS IS”, AND FTMS SHALL NOT BE LIABLE FOR ANY INACCURACY OR MALFUNCTION THEREOF.

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(ii) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY ASSURES UNINTERRUPTED OR ERROR-FREE OPERATION OF THE DATA CENTER OR THE MDI AREA.

(iii) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY SERVICES, AND BOTH PARTIES SPECIFICALLY DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE SERVICES OR THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY INTELLECTUAL PROPERTY WARRANTIES OF ANY TYPE.

14. Insurance

(a) During the Term of this Agreement, the Parties will maintain insurance coverage (either through self-insurance or an insurer of financial responsibility authorized to do business in all necessary states) of the type and in the amounts specified below:

(i) Statutory workers’ compensation and employer’s liability insurance in accordance with all federal, state and local requirements, including a waiver of subrogation; and

(ii) Comprehensive general liability insurance with a combined single limit of $1,000,000 covering, without limitation, personal injury, death, property damage and the Party’s obligations hereunder customarily covered by such insurance.

(b) Each Party shall require its insurers, if applicable, to provide the other Party with thirty (30) days notice prior to any cancellation of or material change in the coverage’s required hereunder. Each Party shall provide certificates of insurance evidencing such coverage prior to the Effective Date.

(c) As of the date of this Agreement, MDI is self-insured.

15. Dispute Resolution

(a) Dispute Resolution Process. Any dispute between the Parties either with respect to the interpretation of any provisions of this Agreement or with respect to the performance by FTMS or by MDI hereunder shall be resolved as specified in this Section:

(i) Upon the written request of either Party for commencement of formal dispute resolution under this Agreement, each of the Parties will endeavor to resolve such dispute.

(ii) During the course of such negotiation, all reasonable requests made by one Party to the other for information reasonably related to the operation of this Agreement will be honored in order that each Party may be fully advised of the other’s position.

(iii) The Parties shall submit the disputed matter jointly to the President or FTMS and to the President of MDI or to such other persons as may be designated by the Parties from time to time in writing. If such executives do not agree upon a decision within thirty (30) days after reference of the matter to them, either Party may then commence Arbitration proceedings detailed below.

(b) If after thirty (30) days after reference of the matter to the executives the Parties are unable to resolve the dispute, then any controversy or claim, whether sounding contract, tort or otherwise, arising out of or relating to this Agreement, including but not limited to the arbitrability of a Party’s claim or dispute or the breach of this provision, shall be settled by arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association then in effect and the Parties hereby consent to the entry of judgment by any court of competent jurisdiction with respect to the decision of the arbitrator(s). The provisions of this Agreement shall control if they conflict with the Commercial Arbitration Rules. The arbitration shall be before a single arbitrator selected by

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mutual agreement of the Parties. If the Parties are unable to agree on a single arbitrator within thirty (30) days from the commencement of formal dispute resolution, MDI and FTMS shall each promptly select one arbitrator and the two arbitrators shall select a third arbitrator. If the two arbitrators previously appointed by MDI and FTMS cannot agree upon the third arbitrator within fifteen (15) days, then either Party may apply to the American Arbitration Association for appointment of the third arbitrator. Any decision of the arbitrator(s) shall be rendered within thirty (30) days after the matter has been submitted with findings of fact and conclusions of law. Arbitration shall take place in Duval County, Florida. The arbitrators shall have the authority to enter awards of legal and equitable remedies, together with costs, pre-award interest, post/award interest and attorneys’ fees as deemed equitable, but shall not have the authority to award special, consequential, punitive or exemplary damages. The costs of the arbitrator(s) shall be borne equally by the Parties.

(c) Continued Performance. Except where clearly prevented by the area in dispute or in the event of non-payment by MDI of three (3) months of charges due hereunder, both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

16. General

(a) Right to Perform Services for Others. Each Party recognizes that FTMS personnel providing Services to MDI under this Agreement may perform similar services for others and this Agreement shall not prevent FTMS from using the personnel provided to MDI under this Agreement for such purposes. FTMS may perform its obligations through its subsidiaries, Affiliates or through the use of FTMS-selected independent contractors; provided, however, that except as otherwise provided herein, FTMS shall not be relieved of its obligations under this Agreement by use of such subsidiaries, Affiliates, or subcontractors.

(b) Entire Agreement; Amendments and Revisions. This Agreement, including the Schedules and attachments hereto, contains the entire understanding between the Parties concerning the subject matter of this Agreement and supersedes all other prior oral and written agreements, proposals, negotiations, letters of intent or other correspondence or understandings between them. Changes or modifications to this Agreement and its Schedules may be made only by a written amendment or revision signed by both Parties. Changes or modifications in any other form are void. Any terms or conditions varying from this Agreement and its Schedules or any order or written notification from either Party not signed by the other Party are void. Neither the form of this Agreement, nor any provision herein, shall be interpreted or construed in favor of or against either Party hereto as the sole drafter thereof.

(c) Governing Law. This Agreement shall be governed by the laws of the State of Florida, as applied to contracts made and performed in Florida. The Parties agree that any proceeding brought to construe or enforce the terms of this Agreement shall be brought in Jacksonville, Florida.

(d) Survival, Binding Nature and Assignment. Any terms of this Agreement, which by their nature extend beyond its expiration or termination, remain in effect until fulfilled, including, but not limited to, Articles 8, 10, 10, 11, 12, 13, 14, 15 and 16. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. FTMS acknowledges and agrees that the Services to be provided under this Agreement are personal to FTMS and are non-assignable. FTMS shall not assign, sell, lease, or otherwise transfer in whole or in part any of its rights or obligations under this Agreement without the prior written consent of MDI. MDI may assign this Agreement to any of its affiliates, to any of its wholly-owned subsidiaries, or to a third party upon the merger, consolidation or sale of substantially all of the assets of MDI. MDI shall make reasonable efforts to provide FTMS with notice of any such assignment within sixty (60) days of such assignment. This Agreement shall be binding upon and inure to the benefits of the Parties, their legal representatives, permitted transferees, successors and assigns as permitted by this Agreement.

(e) Compliance with Law. The Parties agree to comply with all applicable federal, state, county, municipal and other governmental laws, orders, and regulations (U.S. or foreign) and all industry standards in connection with this Agreement.

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(f) Severability. The invalidity, illegality or unenforceability of a provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(g) Headings. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement.

(h) Waiver. Either Party’s failure to enforce or delay in enforcing any right or remedy reserved to it or to require performance of any of the terms of provisions stated in this Agreement, shall not be interpreted as a waiver of any right or remedy to which such Party is entitled.

(i) Notices. All notices or other documents under this Agreement shall be in writing and either (i) delivered personally; (ii) mailed by certified mail, postage prepaid; or (iii) sent by overnight courier, addressed to the Parties at the following addresses or such other address as provided to the other Party by written notice:

Management Dynamics, Inc.

One Meadowlands Plaza

East Rutherford, NJ 07073

Attention: CTO

Florida Technology Managed Services, Inc.

3728 Philips Highway

Suite 46

Jacksonville, Florida 32207

Attention: CEO

(j) Independent Counsel. Each Party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement has, therefore, been negotiated and prepared at the joint request, direction, and construction of the Parties, at arm’s length, with the advice and participation of counsel.

(k) No Obligations to Third Parties. Nothing contained in this Agreement, express or implied, shall be deemed to confer any rights or remedies upon, or obligate FTMS or MDI, to any person or entity which is not a party to this Agreement.

(l) No Real Property Lease or Bailment. Nothing contained in this Agreement shall be construed as creating a real property lease of any portion of the Data Center to MDI Area, or a bailment of any MDI Equipment.

(m) No Joint Venture. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, limited partnership, agency or employment relationship between FTMS and MDI, nor does FTMS or MDI have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

(n) Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts together shall constitute one instrument.

(o) Publicity. Neither Party shall disclose or make any public announcements concerning the formation and existence of this Agreement or disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, any Party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other Party.

(p) Export Compliance. The transfer of technology across rational boundaries, including electronic transmission thereof, is regulated by the U.S. Government. MDI agrees not to export or re-export (including by way of electronic transmission) any technology out of the Data Center without first obtaining any required export license or governmental approval. MDI (including MDI’s customers) agrees it will not directly or indirectly export or re-export such technology to Iran, Iraq, the Federal Republic of Yugoslavia (Serbia and Montenegro), the People’s Republic of China, Sudan, Syria or any of those countries listed from time-to-time in supplements to Part 770 to Title 15 of the Code of Federal Regulations in Country Groups Q, S, W, Y or Z. The Parties acknowledge that the foregoing lists are subject to regulatory change from time to time and agree to update the lists as appropriate.

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17. Attachments. The following attachments are incorporated into this Agreement by reference:

Schedule A - List of Services

Schedule B - MDI Area

Schedule C - Support Call Procedures and Service Quality Measurements

Schedule D - Tape Swap/Rotation and Magnetic Tape Storage Services

Addendum A - Service Request Form

Addendum B - Responsibilities

Fee Schedule - Charges for Services

Service Charges

Charges for Services by Florida Technology Managed Services, Inc. will consist of the following elements: Monthly Service Charge, Installation Charges, Direct Cost Charges, and Termination Charges.

A	Monthly Service Charge

A Monthly Service Charge (“MSC”) will accrue on the first day of each calendar month based upon the quantities, fees and rates itemized in the then current Fee Schedule. If the first month when a Fee Schedule is updated is a partial month, the billing will be prorated and billed with the MSC at the first of the next month.

B	Installation Charge

The one-time charges (“One-time Charges”) shall be defined in the then current Fee Schedule.

C	Direct Cost Charge

The direct cost charges (“Direct Cost Charges”) shall be:

•	Consumables

All charges for consumables will be passed through to MDI at cost.

•	Wiring and Networking

All charges for wiring and cabling for network connectivity and electricity will be passed through to MDI. The current rates are:

Standard response time (at least 3 Business Days)	[***] per cable pull
Rapid response time (Less than 3 Business Days)	[***] per cable pull (plus reasonable travel expenses and mileage if outside of normal business days and hours)

These rates are subject to change with advanced written notice to MDI, where practicable.

•	Operator Support Rates

For services not covered by the Support Charge, upon written request from Authorized MDI Personnel, FTMS will provide mutually agreed upon services. The bill rate charge

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for services during Normal Business Hours is [***] per hour (two hour minimum). The bill rate charge for services outside of FTMS’ Normal Business Hours will be billed at [***] with a two hour minimum. Sundays and FTMS Holidays, which are the legal Federal Holidays plus the Friday after Thanksgiving, will be billed at [***] with a four hour minimum.

•	Emergency Service Request

Emergency Service Requests for changes to the infrastructure will be billed at [***] for services.

•	Miscellaneous direct charges at the written request of MDI

•	Remote Site support for distributed systems hardware and software

•	Purchasing

•	Security incident investigation

•	Network performance monitoring

D	Termination Charge

In accordance with the terms of the Agreement, MDI shall pay FTMS the Termination Charge. In addition, MDI shall pay FTMS reasonable charges associated with the following: (i) removing and cleaning up, including, but not limited to repairing any damages caused by MDI (or their agents) in removing the MDI Equipment from the Data Center and the MDI Area; (ii) disconnecting networking connections, wiring or other electrical connections whether the costs or charges are incurred directly by FTMS or levied by third-parties upon FTMS; and (iii) any other termination costs or charges levied by third-parties upon FTMS; provided, however, the maximum amount that MDI may be required to pay FTMS will not exceed [***].

Space provided to MDI under this agreement

The space provided to MDI within the FTMS area as of the Effective Date and for the term of this Agreement for the placement of equipment is in [***]. MDI will maintain a minimum of [***] Rack Equivalents during the term of this Agreement.

Service Level Commitments

1.	Internet access

a.	FTMS guarantees that during any calendar month, its Internet protocol network utilized to access the Internet from the MDI designated area will have availability of 99.99%.

2.	Power

a.	FTMS guarantees 100% power availability for customers who contract for a B-side circuit and have Customer-provided equipment that supports multiple redundant power feeds and provided the Maximum Power Circuit Utilization has not been exceeded.

Base Component Software

1.	FTMS will provide the following Base Component software:

a.	Base Component software selected by FTMS for server and network monitoring and management.

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Security

FTMS shall implement and maintain security measures to protect MDI’s computer systems, networks and tapes, against the risk of penetration by, or exposure to, a third party via any system or feature utilized by FTMS in performing such work and/or accessing such systems. Such protections shall include, but not be limited to, protecting against intrusions, theft, and securing the computer systems and network devices.

FTMS shall immediately notify MDI in the event of a known or suspected breach of security of a FTMS system or the detection of suspicious activity, or suspected or actual loss or theft of any such data, or access by any unauthorized third party to such data, and shall furnish all available information regarding such breach to MDI. FTMS shall use its best efforts to immediately terminate any security breaches or suspicious activity. FTMS shall not allow any security breach or suspicious activity to persist for any amount of time or for any reason except as required by law or MDI, or as deemed reasonably necessary by FTMS to determine the identity of the perpetrator and stop such breach or suspicious activity.

FTMS covenants to produce unqualified SAS 70 Type II report covering the service(s) being provided to MDI, and includes an evaluation of the physical and logical security. Thereafter, FTMS will produce unqualified SAS 70 Type II reports covering the service(s) being provided to MDI on an annual basis. In the event FTMS receives a qualified report MDI may at its reasonable request perform a review of the qualified items described in the SAS 70 report. FTMS agrees to meet with MDI to discuss the results and FTMS shall take corrective action to remedy any deficiencies identified by such review.

Annual increase in MSC rates

Power Charge

Beginning on the anniversary date of the Effective Date of this Agreement, and annually thereafter, FTMS will assess the then current JEA Rate charged to CSX and adjust the Power Charge up or down based on the percentage of change to the then current JEA Rate from the JEA Rate as of the Effective Date or last anniversary date of this agreement. FTMS will provide to MDI all JEA documentation supporting JEA Rate changes. MDI and FTMS will mutually agree to the assessment approach.

Facility Charge and Internet Charge

Beginning on the anniversary date of the Effective Date, and annually thereafter, the rate(s) for Facility Charge and Internet Charge will be adjusted using [***].

Support Charge

Beginning on the anniversary date of the Effective Date, and annually thereafter, the rate for the Support Charge will be adjusted by [***].

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES RELATING TO THIS SUBJECT SHALL CONSIST OF 1) THIS AGREEMENT AND 2) ITS SCHEDULES, INCLUDING THOSE MADE EFFECTIVE BY THE PARTIES IN THE FUTURE. THIS STATEMENT OF THE AGREEMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER DESCRIBED IN THIS AGREEMENT.

MANAGEMENT DYNAMICS, INC.		FLORIDA TECHNOLOGIES MANAGED SERVICES, INC

By:	/s/ Glenn Gorman	By:	/s/ Jim Cox
Authorized Signature		Authorized Signature

Name:	Glenn Gorman	Name:	Jim Cox

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 19 of 31 Version 1.0 Dated November 1, 2009

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission

Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

Title:	VP, Global Hosting	Title:	CEO

Date:	11-1-09	Date:	11-1-2009

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 20 of 31 Version 1.0 Dated November 1, 2009

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Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

SCHEDULE A

I. List of Services

This Schedule describes Services to be provided by FTMS under the contractual terms outlined in this Agreement (or subsequent Service Request amendments).

I. A Data Center Facility Services

•

Provide 24x7x365 escorted access to the MDI Area, that portion of the Data Center wherein FTMS houses the MDI property. Other areas within the Data Center will not be accessible by MDI unless accompanied by FTMS Personnel

•	Provide raised floor infrastructure for hardware

•	Provide management of facility and security

•	Provide secured computer room environment with badge only access

•	Provide available UPS Power

•	Provide a hardened facility (up to a Category 3 Hurricane) (as opposed to a Disaster Recovery facility)

•

Provide FTMS Personnel knowledgeable of the Data Center to provide information and respond to inquiries about the Data Center and the MDI Area necessary or convenient for records, insurance, regulators and auditors

•	Physical security, fire prevention and control, flood prevention and control

•

All of the above referenced services will be of the same or similar quality and level as the services that FTMS receives (by way of example, but not limitation, items such as electrical power and air conditioning will be of the same or similar quality as FTMS receives) and FTMS provides to others.

•	Temperature, humidity, air filtration and other environmental requirements will be consistent with industry standards for data center operations.

I. B Network Services

•	Provide Internet data network bandwidth

i)	As requested, committed bandwidth rate (CBR) for the MDI primary Internet connection.

ii)	Bandwidth will be regulated at the router level and set to the maximum CBR purchased by the customer

iii)	FTMS responsibilities:

(1)	Dedicate bandwidth to provide consistent performance no matter what traffic other customers experience.

(2)	Analyze and resolve problems for connections in the MDI Area.

(3)	Install, configure and maintain equipment as mutually agreed upon for Internet connection within the MDI Area.

(4)	Contact the responsible party to report and/or resolve Internet connectivity issues.

iv)	Customer responsibilities

(1)	Determine traffic volume and bandwidth requirements

•	Provide LAN connections to equipment for Internet access

i)	Local Area Network (LAN) Bandwidth

(1)	FTMS will provide as requested primary connection between your space and the Internet

(2)	Maximum bandwidth of [***] for this primary Internet connection as requested.

ii)	Connectivity

(1)	FTMS will provision and configure as requested, switch port(s) for connectivity to Internet

(2)	FTMS will provide CAT6 network connection into the MDI Area for connectivity to Internet as requested.

•	IP Addresses for Internet connection

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 21 of 31 Version 1.0 Dated November 1, 2009

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amended. Confidential Portions are marked: [***]

i)	FTMS will provide the number of Internet IP address for use by MDI, Inc as mutually agreed upon.

ii)	Provide support for installation, monitoring, configuring, and troubleshooting for routers, switches, content switches and accelerators.

I. C Account Management Services

•	Act as central point of contact for all issues relating to service or performance

•	Interface with MDI management on planning issues

•	Provide cost estimates for time and material projects

•	Facilitate the escalation of issues from MDI management

I. D Management Reports

1)	Bandwidth Utilization report for:

a)	Internet Connection

2)	System Status Report

a)	Planned Outages

b)	Un-Planned Outages

c)	Percentage of time system available

3)	Event Driven and on Demand Reports Monthly

a)	IDS Reports on an event driven basis as prompted by Customer.

I. E Finance Services

•	Provide monthly invoice for Direct Cost Charges and time and material charges

•	Provide assistance with customer billing questions

I. F Security Services

•	Provide Managed Firewall Services

•	Provide Managed Intrusion Detection Services

•	Provide Managed Vulnerability Assessment Services

I. G Monitoring Services

•	Perform 24x7x365 availability monitoring of the server and network equipment components;

•	Notification via email of events triggered by monitoring; and log for event history viewing

I. H Technical Support

•	Perform all tasks in the management and operation of all MDI-owned equipment for which FTMS assumes a ‘Primary’ role, as outlined in Addendum B.

•	Support all tasks in the management and operation of all MDI-owned equipment for which FTMS assumes a ‘Support’ role, as outlined in Addendum B.

•	Perform on-site smart-hands support in the installation, configuration, setup, management and support of all MDI-owned equipment.

Other Services

II. A. Other Services Offered by FTMS

The following is a partial list of services available from FTMS on a billable basis that can be added to this Agreement if mutually agreed to by both Parties.

•	Telecommunications design and support for services outside the Data Center

•	End-User Training

•	Help Desk Services

•	Email Services

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 22 of 31 Version 1.0 Dated November 1, 2009

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Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

•	Security Services Provide design and implementation of Extranet architecture

•	Secure Socket Layer (SSL)

•	Public Key Infrastructure (PKI)

•	Enterprise Messaging Services (Exchange email service)

•	Client Server Strategic & Tactical Services

•	Service Level Measurements or Reports

•	PC Help Services

•	Application Development Services

•	Communication Services

•	Systems Management Services

•	Network Operations Services

•	Internet access and bandwidth unless expressly specified and provisioned

•	Managed Services for the LTS Customers

II. B. Services for which Actions by MDI or FTMS May be Necessary

In the event that FTMS’s performance of Services requires or is contingent upon MDI performance of an obligation hereunder (such as providing approval or notification or taking a recommended corrective action), and MDI delays or withholds such performance beyond the mutually agreed time period (or beyond five (5) business days, if a time period is not specified), FTMS shall be relieved of its obligations to perform such Services until MDI performs its obligations. MDI also agrees to reimburse FTMS for any additional reasonable expenses arising out of MDI delay in performing its obligations.

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 23 of 31 Version 1.0 Dated November 1, 2009

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Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

SCHEDULE B

MDI Area

FTMS shall provide MDI with the amount of space detailed in the then current Fee Schedule that is part of this Agreement on usable raised floor space to house data systems within the Data Center. All MDI Equipment shall fit within this space. FTMS will provide additional usable raised floor space to house data systems within the Data Center as requested by MDI. This additional space will be requested prior to full utilization of the any and all of the space(s) in use at the time of the request.

In the event that MDI wishes to obtain additional space in the Data Center beyond the original MDI Area the next available space, if any, in the Data Center may not be adjacent to the MDI Area.

Management Dynamics shall have Right of First Refusal to any space adjacent to the MDI area.

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 24 of 31 Version 1.0 Dated November 1, 2009

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Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

SCHEDULE C

SUPPORT CALL PROCEDURES and SERVICE QUALITY MEASUREMENTS

MDI will provide to Florida Technology Managed Services, Inc. (FTMS) an accurate description of the problem with respect to a MDI and the severity of the problem, stating the circumstances that lead to the severity condition. The actual severity level may be re-determined by the Parties during the problem resolution process. FTMS shall respond to problems with its Support Call Procedures System based upon the severity of the problem according to the following schedule:

High Priority: Produces an emergency situation in which the MDI systems hosted at the data center are entirely inoperable, fails catastrophically, or a mainline function of the System is inoperative, causing significant impact on the MDI’s business operations. FTMS will assign an operations staff member within 15 minutes to begin to respond to the problem and will escalate the problem to the Senior Engineer if not solved within 1 hour, to the Managed Services CEO if not solved within 4 hours and with operational and technical subject matter experts as appropriate. Time estimates and schedule updates will be reported hourly until a workaround that materially maintains MDI’s continued efficient use of the Managed Services is provided. Tasks may include but are not limited to; problem troubleshooting, hands on support of equipment and vendor escort.

Medium Priority: Produces a serious situation in which the Managed Services System produces incorrect results or an important function of the Managed Services System is inoperative or impaired, causing a major impact on the MDI’s business operations but there are possible workarounds or alternative methods to continue working. FTMS will respond to the call within one (1) hour and time estimates and schedule updates will be reported every two hours. FTMS will make reasonable efforts to provide a work-around utilizing commercially available solutions that materially maintains MDI’s continued efficient use of the Managed Services. The problem will be escalated to the Senior Engineer if not resolved within 4 hours, to the Managed Service CEO if not solved within 8 hours and with operational and technical subject matter experts as appropriate. Tasks may include but are not limited to; problem troubleshooting, hands on support of equipment and vendor escort.

Low Priority: Produces a non-critical situation in which the Managed Services System produces incorrect results or a feature of the System is inoperative, causing a minor impact on the MDI’s business operations. FTMS will respond to the call within four (4) hours and time estimates and schedule updates will be reported every eight (8) hours. FTMS will resolve the problem or provide a workaround as agreed upon between the Parties. The problem will be escalated to the Senior Engineer if not resolved within 24 hours, to the Managed Service CEO if not solved within 72 hours and with operational and technical subject matter experts as appropriate. Tasks may include but are not limited to; problem troubleshooting, hands on support of equipment and vendor escort.

General Inquiries and Requests: General questions and/or inquiries and/or requests causing little or no impact on the MDI’s business operations will be responded to within four (4) hours. These are to be service within 72 hours or as agreed to by the parties at the time of the response.

In the event FTMS requests any software dumps, tapes, logs or any other documentation from MDI to resolve a reported problem, such documentation shall be forwarded by MDI by overnight courier at MDI’s expense or through electronic means (email or ftp).

Escalation Path for Managed Services Support Issues:

If MDI is not satisfied with the technical support provided by FTMS, MDI should contact Managed Services Support management as indicated below. Such contact persons may be changed from time-to-time at the sole discretion of FTMS with notification given to the MDI prior to the change going into effect.

Level	Name	Position	Phone #	Email
Help Desk	Lead Shift Operator	Operations Staff	[***]	[***]
Initial Contact	Neil Van Wart	Senior Network Engineer	[***]
Back-up Initial Contact	Wayne Baker	Senior Engineer	[***]	[***]
Final Contact	Jim Cox	CEO	[***]	[***]

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 25 of 31 Version 1.0 Dated November 1, 2009

CONFIDENTIAL

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission

Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

SCHEDULE D

Tape Swap/Rotation and Magnetic Tape Storage

In support of the backup program that protects your business critical data, FTMS will provide, through CSX, rotation of backup media and swap tapes daily per directions from CUSTOMER (CUSTOMER) during the hours M-F 0700-1500hrs EST.

A.	Definitions

1.	On-site Storage:

i.	CUSTOMER media will be stored in 18 gauge cold-rolled steel construction single or double sided media racks with removable 20-pack or ‘Flex-Pak’ multimedia pack inserts.

ii.	The tape storage area for CUSTOMER media will be located in the AITC Tape Vault. The CSX Media Management personnel will handle all tape-related usage on a daily basis.

2.	Off-site Storage:

i.	CUSTOMER media will be stored in 18 gauge cold-rolled steel construction single or double sided media racks with removable 20-pack or ‘Flex-Pak’ multimedia pack inserts.

ii.	CSX Technology’s off-site vault is environmentally protected, including an UPS system and a fire protection system, and is locked and protected by a card key system. The CSX Technology building that houses the vault is manned by security guards and also protected by a card key entry system.

iii.	CSX Technology backup files are transported two times a day to the off-site vault in protected containers.

iv.	CUSTOMER will have a separated rack for storage at the CSX off-site location.

3.	Tape Handling:

i.	CSX Technology catalogs all tapes received or leaving the facility in a log with all pertinent information. Tapes received by mail will be available within one business day.

ii.	CSX Technology will provide a separate area to handle CUSTOMER incoming and outgoing tape files. Tapes to be mailed will be handled according to CSX Technology procedures.

B.	Scope

This guideline applies to computer media/tape rotation and retention provided by CSX Technology to CUSTOMER (CUSTOMER).

1.	Tape Management - Provide Tape Management services, including but not limited to the following:

a.	Respond to all tape mounting requests in a manner that does not interfere with the processing of batch or online jobs for systems and servers located within the CUSTOMER Area of the AITC datacenter.

b.	Provide on-site storage for all CUSTOMER tapes defined to be retained onsite according to schedules defined by CUSTOMER.

c.	Provide off-site storage of all tapes in accordance with rotation procedures defined by CUSTOMER.

d.	Receive and ship tapes as directed by CUSTOMER and catalog tapes upon notification by CUSTOMER.

e.	Tape Management includes mount requests coverage and on-site and off-site storage and handling of tapes.

f.	The procedures for these are detailed below:

i.	24x7 coverage for tape mounts

ii.	CSX Technology’s external tape mount requests are handled by our tape vault staff from 0700-1500hrs, Monday - Friday, and the Systems Management staff after hours, weekends, and holidays.

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amended. Confidential Portions are marked: [***]

g.	Customer responsibilities

i.	CUSTOMER is responsible for maintaining current copies of all data and files residing on CUSTOMER servers.

ii.	Client is responsible for the backup of all content residing on CUSTOMER servers.

iii.	Provide list of tapes to CSX Media Management for removal/insertion into CUSTOMER media device.

iv.	Back up and restore operating system files.

v.	Manage problems with CUSTOMER tape or jukebox devices.

vi.	Design or create backup and restoration procedures

2.	On-Site Tape Storage

a.	Provide on-site storage in a secure media storage area for all CUSTOMER tapes defined to be retained onsite according to schedules defined by CUSTOMER.

b.	Due to storage availability, a maximum of 1600 tapes per customer can be stored in the CSX owned offsite storage facility.

3.	Offsite Tape Storage

a.	Backup tapes are transferred daily to a CSX owned offsite storage facility.

b.	Store your tapes offsite

c.	Provide for tape delivery and pickup

d.	Perform up to three unscheduled tape delivery and/or pickup operations per month upon your request by CUSTOMER to CSX’s Systems Management Center (additional tape delivery/pickup operations are available for an additional charge).

e.	Due to storage availability, a maximum of 800 tapes per customer can be stored in the CSX owned offsite storage facility.

f.	Once per month email notification reconciliation of tapes in off-site storage

4.	Tape Storage

a.	The CSX Technology vaults consists of a secure, climate controlled room equipped with a fire suppression system in a building equipped with the fire detection equipment.

5.	Retention and Destruction Management

a.	CUSTOMER is responsible for destruction and disposal of all tape media in accordance with AITC Policies, CUSTOMER Policies, and legal requirements.

b.	CSX TECH is not responsible for data loss resulting from the failure or loss of backup media.

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 27 of 31 Version 1.0 Dated November 1, 2009

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission

Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

ADDENDUM A

SERVICE REQUEST FORM

Request for FTMS Services Form

Purpose: When requesting project services from FTMS like new power connections, Internet bandwidth changes, new CAT6 connections, etc., the below form should be completed and forwarded to your Account Manager,

Date of Request:

•	Requester Name:

•	Project Code: MDI-00#### (to be determined by Account Manager)

•	Service Direct Billed: YES NO (to be determined by Account Manager)

•	Emergency Request: YES NO (less than 3 business days prior to implementation)

	Estimate	Actual to Date	Actual at Completion
One-time Man-hours
One-time Costs
Monthly Recurring Man-hours
Monthly Recurring Costs

Scheduled Completion Date

Approved By & Date

•	Description of one-time and recurring costs:

•	Overall Scope of the Project:

(Include date for when service will need to be provided)

•	Description of Service Requirements:

(Provide a detail description of the service that is needed)

•	Deliverables:

•	Completion Criteria:

•	Travel Required for service: Yes No

(Provide detail of location and dates of travel requirements.)

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 28 of 31 Version 1.0 Dated November 1, 2009

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amended. Confidential Portions are marked: [***]

Location:	Date:
Location:	Date:
Location:	Date:

•	Any additional service requirements based on the above project:

•	Support responsibility and contact(s):

•	Other:

•	Service Request Chronology:

DATA CENTER AND GENERAL SERVICES AGREEMENT	Page 29 of 31 Version 1.0 Dated November 1, 2009

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Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential Portions are marked: [***]

ADDENDUM B

Responsibilities
Item	Task	FTMS	MDI
Network
N.1	Routers	Support	Primary
N.2	Firewalls	Primary
N.3	Switches	Support	Primary
N.4	IP Addressing Internal	Support	Primary
N.5	IP Addressing External	Primary
N.6	DNS Internal	Support	Primary
N.7	DNS External		Primary
N.8	Load Balancers	Support	Primary
N.9	Secure Content Accelerators	Support	Primary
N.10	Internet	Primary	Support
N.11	Intranet	Support	Primary
N.12	Certificates	Support	Primary
N.13	Ethernet Runs	Primary
N.14	Problem Mgmt/Troubleshooting	Primary	Support
N.15	OS Installation	Primary	Support
N.16	Patches/Bug Fixes	Primary	Support
N.17	OS Upgrades	Primary
Facilities
F.1	Power	Primary
F.2	Space Planning	Primary
F.3	HVAC	Primary
F.4	Physical Security	Primary
System Administration
Windows
SAW.1	Problem Mgmt/Troubleshooting	Support	Primary
SAW.2	OS Installation	Support	Primary
SAW.3	Patches/Bug Fixes	Support	Primary
SAW.4	OS Upgrades	Support	Primary
SAW.5	Software Package Installation	Support	Primary
SAW.6	User Account Management	Support	Primary
SAW.7	Disk configuration	Support	Primary
UNIX
SAU.1	Problem Mgmt/Troubleshooting	Support	Primary
SAU.2	OS Installation	Support	Primary
SAU.3	Patches/Bug Fixes	Support	Primary
SAU.4	OS Upgrades	Support	Primary
SAU.5	Software Package Installation	Support	Primary
SAU.6	User Account Management	Support	Primary
SAU.7	Disk configuration	Support	Primary

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amended. Confidential Portions are marked: [***]

SAU.8	System Shell scripts	Support	Primary
SAU.9	Backup Shell Scripts	Support	Primary
SAU.10	Memory Allocation	Support	Primary
Storage
S.1	SAN Storage	Support	Primary
S.2	Backup Tape Library	Support	Primary
S.3	Offsite Tape Storage	Primary
Operations
O.1	Backup and Restores	Support	Primary
Monitoring
OM.1	SUN	Support	Primary
OM.2	IBM	Support	Primary
OM.3	Oracle Instances	Support	Primary
OM.4	Applications	Support	Primary
OM.5	Network	Primary	Support
Database
DB.1	Oracle software installation		Primary
DB.2	Oracle patches		Primary
DB.3	Oracle software upgrades/releases		Primary
DB.4	RMAN backups		Primary
DB.5	Oracle back up shell scripts		Primary
DB.6	Oracle Enterprise Manager		Primary
DB.7	Database/Instance Management		Primary
DB.8	Rollback Segments		Primary
DB.9	Table Spaces		Primary
DB.10	Oracle Sizing		Primary
DB.11	Overall DBA Responsibility		Primary
System Management
SM.1	Hardware/Software Procurement		Primary
SM.2	Startup, shutdown or restart of failed components	Primary
SM.3	All other listed services from Schedule A	Primary
Security
SEC.1	Monitoring	Primary	Secondary
SEC.2	Provide PIX support for MDI Internet connection	Primary
SEC.3	IDS Security	Primary
SEC.4	Security management	Primary

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amended. Confidential Portions are marked: [***]

Fee Schedule Version MDI-111209

Governed by

DATA CENTER AND GENERAL SERVICES AGREEMENT

made November 1, 2009

between MANAGEMENT DYNAMICS, INC. and FLORIDA TECHNOLOGY

MANAGED SERVICES, INC.

The Terms of this Schedule are Confidential.

Total Monthly Fee: [***]

Effective Date: 11/01/09

Charge Type	Description	Quantity	Unit	Installation Charge	Extended for initial install	Per Unit Rate	Extended Monthly
Facility Charge	Rack Equivalents	[***]
Power Charge	Primary L520 Circuit (20A/120 Volt AC)
Power Charge	B-Side L520 Circuit (20A/120 Volt AC)
Power Charge	Primary L620 Circuit (20A/208 Volt AC)
Power Charge	B-Side L620 Circuit (20A/208 Volt AC)
Power Charge	Primary L630 Circuit (30A / 208 Volt AC)
Power Charge	B-Side L630 Circuit (30A / 208 Volt AC)
Internet Charge	Management of High Availability
Tape Rotation Charge	Tape Swap/Rotation and Magnetic Tape Storage
Support Charge	Services and functions which FTMS agrees to provide to MDI pursuant to the Service Agreement which are more fully detailed in Schedule A during normal business hours
Support Charge	Technical Support outside of MDI’s normal business hours
Support Charge	Monitoring of Servers, routers and switches. Number of devices can be increased at this rate as mutually agreed upon.
				Install	NA at signing	MSC	[***]

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By THE SIGNATURES OF THEIR DULY AUTHORIZED REPRESENTATIVES BELOW, MANAGEMENT DYNAMICS, INC. AND FLORIDA TECHNOLOGY MANAGED SERVICES, INC., INTENDING TO BE LEGALLY BOUND, AGREE TO ALL OF THE PROVISIONS OF THIS SCHEDULE AND RATIFY THE TERMS OF THE SERVICE AGREEMENT.

MANAGEMENT DYNAMICS, INC.		FLORIDA TECHNOLOGY MANAGED SERVICES, INC

By:	/s/ Glenn Gorman	By:	/s/ Jim Cox
Authorized Signature		Authorized Signature

Name:	Glenn Gorman	Name:	Jim Cox

Title:	VP, Global Hosting	Title:	CEO

Date:	11-1-09	Date:	11-1-2009

FEE SCHEDULE Version MDI-111209 Dated November 1, 2009	Page 2 of 2